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                                                                    EXHIBIT 23.2




                         CONSENT OF INDEPENDENT AUDITORS





         We consent to the use in this Registration Statement on Form SB-2 and the related prospectus relating to the offering of 5,157,310 shares of Common Stock of America's Shopping Mall, Inc. of our report, dated July 23, 1998, on the consolidated financial statements of Dynamic Products Corp. and Subsidiary contained herein, and to the use of our name and the statements with respect to us appearing under the heading "Experts" in the prospectus.




                                           /s/ Smallberg Sorkin & Company LLP
                                           SMALLBERG SORKIN & COMPANY LLP




New York, NY
December 3, 1999